EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Coastal Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, no par value	Rule 457(o)	(1)	$(1)	$⸻	⸻	$⸻
	Equity	Preferred Stock, no par value	Rule 457(o)	(1)	(1)	⸻	⸻	⸻
	Debt	Debt Securities	Rule 457(o)	(1)	(1)	⸻	⸻	⸻
	Other	Depositary Shares	Rule 457(o)	(1)	(1)	⸻	⸻	⸻
	Other	Warrants	Rule 457(o)	(1)	(1)	⸻	⸻	⸻
	Other	Purchase Contracts	Rule 457(o)	(1)	(1)	⸻	⸻	⸻
	Other	Subscription Rights	Rule 457(o)	(1)	(1)	⸻	⸻	⸻
	Other	Units	Rule 457(o)	(1)	(1)	⸻	⸻	⸻
	Unallocated (Universal) Shelf	⸻	Rule 457(o)	$200,000,000	⸻	$200,000,000 (2)	0.00014760	$29,520
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$200,000,000 (2)		$29,520
	Total Fees Previously Paid							$⸻
	Total Fee Offsets							$12,601
	Net Fee Due							$16,919

Table 2: Fee-Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)(3)
Fee Offset Claims	Coastal Financial Corporation	S-3	333-255210	04/13/2021	—	$12,601	Unallocated (Universal) Shelf	Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Purchase Units, Subscription Rights, Units	Unallocated (Universal) Shelf	$115,499,953.50	—
Fee Offset Sources	Coastal Financial Corporation	S-3	333-255210	—	04/13/2021	—	—	—	—	—	$12,601

(1)	An indeterminate number or aggregate principal amount, as applicable, of securities of each identified class is being registered as may from time to time be offered on a primary basis at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional securities of the registrant that become issuable by reason of any splits, dividends or similar transactions or anti-dilution adjustments.
(2)	Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate initial offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $200,000,000.
(3)	On April 13, 2021, the Registrant filed a registration statement on Form S-3 (File No. The Prior Registration statement was declared effective on April 22, 2021, and identified and registered an aggregate principal amount of $150,000,000 of an indeterminate amount of securities to be offered by the Registrant from time to time for which a filing fee of $16,365.00 was due and contemporaneous paid. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by $12,601.00 (calculated at the fee rate in effect at the date of the Registrant’s Prior Registration Statement), which represents the portion of the registration fee previously paid with respect to $115,499,953.50 of unsold securities previously registered under the Prior Registration Statement. The Registrant hereby confirms that any offerings of the unsold securities associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated.